EXHIBIT 24
POWER OF ATTORNEY
The undersigned, being a director of Lindsay Corporation (the “Company”), hereby appoints Richard W. Parod as his agent and attorney-in-fact for the purpose of executing and filing all reports on Form 10-K relating to the year ending August 31, 2010, and any amendments thereto, required to be filed with the Securities and Exchange Commission by the Company.
IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the date indicated.

Signature	Capacity	Date

/s/ Michael N. Christodolou Michael N. Christodolou	Chairman of the Board of Directors	November 4, 2010

/s/ HOWARD G. BUFFETT Howard G. Buffett	Director	November 4, 2010

/s/ W. THOMAS JAGODINSKI W. Thomas Jagodinski	Director	November 4, 2010

/s/ J. DAVID MCINTOSH J. David McIntosh	Director	November 4, 2010

/s/ MICHAEL C. NAHL Michael C. Nahl	Director	November 4, 2010

/s/ MICHAEL D. WALTER Michael D. Walter	Director	November 4, 2010

/s/ WILLIAM F. WELSH II William F. Welsh II	Director	November 4, 2010